EXHIBIT 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250-0677

(Name, address and telephone number of agent for service)

WESTAR ENERGY, INC.

(Exact name of obligor as specified in its charter)

Kansas	48-0290150
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

818 South Kansas Avenue

Topeka, Kansas 66612

Larry D. Irick

(785) 575-6300

Copies To:

Daniel G. Kelly, Jr.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

Senior Debt Securities

(Title of the Indenture securities)

EXHIBIT 25.3

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)        Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)        Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3.-15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

EXHIBIT 25.3

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act. - business - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of December 31, 2012. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

EXHIBIT 25.3

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 12th day of March, 2012.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Dennis Gillespie.
Name: Dennis Gillespie
Title: Vice President

EXHIBIT 25.3

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031

Legal Title of Bank	Page 15 of 71

NEW YORK	RC-1
City
NY 10005
State Zip Code
FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks

and Savings Associations for December 31, 2012

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	185,000	l.a
b. Interest-bearing balances (2)			0071	12,435,000	l.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	12,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	156,000	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			B989	15,000,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	8528	19,791,000			4.b
c. LESS: Allowance for loan and lease losses	3123	59,000			4,c
d. Loans and leases, net of unearned income and allowance (item 4. b minus 4.c)			B529	19,732,000	4.d
5. Trading assets (from Schedule RC-D)			3545	3.750,000	5
6. Premises and fixed assets (including capitalizied leases)			2145	47.000	6
7. Other real estate owned (from Schedule RC-M)			2150	17.000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	46,000	10.b
11. Other assets (from Schedule RC-F)			2160	5.017.000	11
12. Total assets (sum of items 1 through 11)			2170	56,397,000	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

EXHIBIT 25.3

DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank FDIC Certificate Number: 00623	FFIEC 031 Page l5a of 71 RC-la

Schedule RC—Continued

Dollar Amounts in Thousands					Bil | Mil | Thou
Liabilities
13.	Deposits:			RCON
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	27,588,00	13.a
	(1) Noninterest-bearing (1)	6631	20,391,000			13.a.1
	(2) Interest-bearing	6636	7,197,000			13.a.2
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			RCFN 2200	12,345,000	13.b
	(1) Noninterest-bearing	6631	8,085,000			13.b.1
	(2) Interest-bearing	6636	4,260,000			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:			RCON
	a. Federal funds purchased in domestic offices (2)			B993	4,821,000	14.a
	b. Securities sold under agreements to repurchase (3)			RCFD
15.	Trading liabilities (from Schedule RC-D)			B995	0	14.b
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) [from Schedule RC-M)			3548	71,000	15
17.	and 18. Not applicable			3190	940,000	16
19.	Subordinated notes and debentures (4)			3200	0	19
20.	Other liabilities (from Schedule RC-G)			2930	1,728,000	20
21.	Total liabilities (sum of items 13 through 20)			2948	47,493,000	21
22.	Not applicable

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.

EXHIBIT 25.3

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page 16 of 71
FDIC Certificate Number: 00623	RC-2

Equity Capital Bank Equity Captal	RCFD	Tril | Bil | Mil | Thou
23. Perpetual preferred stock and related surplus	3838	0	23

24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	594,000	25
26. a. Retained earnings	3632	5,899,000	26.a
b. Accumulated other comprehensive income (5)	B530	36,000	26.b
c. Other equity capital components (6)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	8,656,000	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	248,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	8,904,000	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	56,397,000	29

Memoranda
To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2011

RCFD	Number
6724	N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.	RCON	MM /DD
2. Bank’s fiscal year-end date	8678	N/A	M.2

(5)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.